EXHIBIT 99.1

Community Shores Reports 2009 First Quarter Results

MUSKEGON, Mich., April 28, 2009 (GLOBE NEWSWIRE) -- Community Shores Bank Corporation ("Community Shores") (Nasdaq:CSHB), Muskegon's only locally headquartered independent community banking organization, today reported a first quarter net loss of $271,000, or ($0.18) per diluted share, compared with net income of $32,000, or $0.02 per diluted share for the first quarter of 2008. Compared with a fourth quarter 2008 net loss of $1.08 million, or ($0.74) per diluted share, the significantly reduced loss in the current quarter reflects a lower provision for loan losses, while earnings from core banking activities remained stable.

Heather D. Brolick, president and CEO of Community Shores Bank Corporation, stated, "We are beginning to feel we have reached a steady state in our banking activities. Improvements in the profitability and efficiency of our business are more or less balanced by the ongoing uncertainties of the economy which continue to erode the ability of some borrowers to repay their outstanding loans. Credit quality remains an ongoing concern. We continuously seek to identify credits with signs of weakness and respond proactively. Recently, we have seen some cash flow improvements and improved financial performance on watch-listed credits. The bank remains "well-capitalized" and we have increased our liquidity significantly since year-end 2008.

"Earnings from our core banking activities appear to have stabilized. Our revenue has increased modestly from the 2008 fourth quarter, following a year of quarterly declines. Although net interest income continues to be impacted by lower levels of earning assets and interest foregone from nonaccruing assets, our noninterest income continues to benefit from a strong pipeline of mortgage originations and subsequent sales into the secondary market. Also, we anticipate net interest margin improvement in the second half of 2009 when higher-rate time deposits - both brokered and local - mature or re-price to current market rates.

"Our operating expenses have likewise stabilized. Our expense control efforts continue to provide minor savings which together have helped in offsetting the rising costs of credit administration and FDIC insurance premium assessments. In the aggregate, we are running more efficiently with fewer resources."

Operating Results

Total revenue, which consists of net interest income and noninterest income, was $2.16 million for the first quarter of 2009, 13.4 percent lower than the $2.49 million recorded for the year-ago period. Net interest income was $1.58 million, down 14.5 percent from first quarter 2008. Average earning assets declined by 8.7 percent from the year-ago quarter, while average loans declined by 12.8 percent. The net interest margin was 2.71 percent for the current quarter, a decrease of 17 basis points, or 5.9 percent, from the year-ago period.

Compared to the fourth quarter of 2008, net interest income declined by 1.2 percent; average earning assets declined by 3.0 percent while the net interest margin improved by five basis points, to 2.66 percent. Both quarters were affected by foregone interest income from nonaccruing loans which reduced the margin by 12 basis points in the current quarter and 16 basis points for the linked quarter. Ms. Brolick added, "We are achieving ongoing improvements in our funding costs which have been masked by the higher level of nonperforming loans. Our variable-rate loans have already reached our prime rate floor, so further maturities of higher-priced time deposits will have a positive impact on our net interest margin in the second half of 2009."

Noninterest income for the first quarter of 2009 was $577,000, down $66,000, or 10.3 percent, from the $643,000 recorded for first quarter 2008. Excluding a one-time gain of $129,000 from securities sales in the 2009 quarter and a gain of $142,000 from the sale of foreclosed property in the year-ago quarter, noninterest income from operations declined $53,000, or 10.5 percent. Originations of residential mortgages have been a stable source of noninterest income. For the current quarter, gains on loan sales were $101,000, up $52,000 from the previous quarter but still below the year-ago level of $145,000. Ms. Brolick added, "We are seeing a strong level of originations, but the spreads have declined. Slowly but surely, buyers are discovering the attractive financial benefits available to first-time owners, despite the continued uncertainties of the economy."

The first quarter 2009 provision for loan losses was $348,000 compared with $1.47 million and $231,000, respectively, taken in the prior-year fourth and first quarters. At year-end 2008, the allowance for loan and lease losses stood at $4.35 million, or 2.10 percent of total loans. A majority of the $2.0 million of net-charge-offs recorded in the first quarter of 2009 had specific reserves allocated in prior quarters. The allowance now stands at 1.38 percent of loans outstanding at March 31, 2009.

Noninterest expense was $2.25 million for the 2009 first quarter, virtually unchanged from the year-ago first and fourth quarters. Controllable expenses have been managed aggressively, offsetting increased credit administration and FDIC assessments which together totaled $248,000 for the current quarter, more than double the year-ago level. Salaries and employee benefits, which account for 50.0 percent of noninterest expense, were $1.12 million for the current quarter, a decrease of $101,000, or 8.3 percent, from first quarter 2008. Over the past twelve months, staffing levels were reduced by six FTE employees, ending the current period at 74.

Balance Sheet and Asset Quality

Assets at March 31, 2009 were $267.1 million, a decline of $11.6 million, or 4.2 percent, since first quarter-end 2008. Year-over-year, the balance sheet reflects a $26.6 million, or 11.8 percent, decline in total loans to $198.2 million, partially offset by a $7.3 million, or 36.6 percent increase in the securities portfolio, to $27.4 million. Commercial and industrial loans, which comprised 37.6 percent of total loans as of March 31, 2009, accounted for the largest decline, down $13.7 million, or 15.6 percent, to $74.5 million. Commercial real estate loans, which comprised 38.6 percent of total loans, declined by $9.2 million, or 10.7 percent, to $76.4 million at first quarter-end. The level of loan originations continues to be affected by tighter underwriting standards and the lower level of business activity.

At March 31, 2009, nonperforming loans were $5.99 million, or 3.02 percent of total loans, in addition to foreclosed real estate of $6.45 million; this compares to $5.86 million, or 2.82 percent of total loans, in addition to $6.05 million of foreclosed real estate, for the linked quarter and $3.63 million, or 1.61 percent of loans, for March 31, 2008 (plus $1.85 million of foreclosed real estate). Ms. Brolick added, "Our internal market evaluations indicate that property values may be stabilizing. We are cautiously optimistic that opportunities to move nonperforming assets off the balance sheet will begin to present themselves." Net charge-offs were $2.0 million for first quarter 2009, or an annualized 3.90 percent of average loans; this compares with net charge-offs of $399,000, or 0.75 percent of average loans for the linked quarter and $309,000, or 0.54 percent of average loans for the year-ago period, both on an annualized basis.

Deposits at March 31, 2009 were $231.5 million, down $11.2 million or 4.6 percent from first quarter-end 2008. "As we downsized our loan portfolio this past year," commented Ms. Brolick, "we made two important improvements in our deposit mix. We increased the level of non-interest bearing demand balances by $3.2 million, or 18.1 percent, over the past twelve months, while reducing brokered deposits (>$100,000) by $16.1 million, or 18.4 percent. Non interest bearing demand increases are partially the result of the expanded FDIC insurance programs and from Bank-wide sales initiatives. The resulting impact was a reduction in our cost of deposits from 4.15 percent for the year-ago quarter, to 3.29 percent for the first quarter of 2009.

Consolidated shareholders' equity stood at $14.6 million at March 31, 2009, a decline of $1.2 million, or 7.6 percent since first quarter 2008. The Bank remains "well-capitalized", with Tier I Capital and Total Risk-Based Capital at 8.35 and 11.08 percent, respectively, at March 31, 2009. Shares outstanding totaled 1,468,800 for both the first quarter 2008 and 2009 period-ends.

About the Company

Community Shores Bank Corporation is the only independent community banking organization headquartered in Muskegon. The Company serves businesses and consumers in the western Michigan counties of Muskegon and Ottawa from four branch offices. Community Shores Bank opened for business in January 1999, and has grown to $267 million in assets. The Company's stock is listed on the NASDAQ Capital Market under the symbol 'CSHB.' For further information, please visit the Company's web site at: www.communityshores.com.

Forward Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; changes in the local real estate market; and other factors, including risk factors, referred to from time to time in filings made by Community Shores with the Securities and Exchange Commission. Community Shores undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

                    COMMUNITY SHORES BANK CORPORATION
                    CONSOLIDATED FINANCIAL HIGHLIGHTS

 (dollars in thousands except per share data)

                                      Quarterly
                ------------------------------------------------------
                   2009       2008       2008       2008       2008
                  1st Qtr    4th Qtr    3rd Qtr    2nd Qtr    1st Qtr
                ---------- ---------- ---------- ---------- ----------

 EARNINGS
  Net interest
   income            1,582      1,601      1,749      1,688      1,850
  Provision for
   loan and
   lease losses        348      1,465         95        153        231
  Noninterest
   income              577        437        439        604        643
  Noninterest
   expense           2,249      2,240      2,099      2,150      2,239
  Pre tax income
   (expense)          (438)    (1,667)        (5)       (10)        23
  Net Income          (271)    (1,083)        12         11         32
  Basic earnings
   per share    $    (0.18)$    (0.74)$     0.01 $     0.01 $     0.02
  Diluted
   earnings per
   share        $    (0.18)$    (0.74)$     0.01 $     0.01 $     0.02
  Average shares
   outstanding   1,468,800  1,468,800  1,468,800  1,468,800  1,468,800
  Average
   diluted
   shares
   outstanding   1,468,800  1,468,800  1,468,800  1,468,800  1,468,800

 PERFORMANCE
  RATIOS
  Return on
   average
   assets            -0.42%     -1.66%      0.02%      0.02%      0.05%
  Return on
   average
   common
   equity            -7.53%    -27.47%      0.31%      0.28%      0.82%
  Net interest
   margin             2.71%      2.66%      2.90%      2.72%      2.88%
  Efficiency
   ratio            104.17%    109.90%     95.90%     93.76%     89.81%
  Full-time
   equivalent
   employees            74         75         75         78         80

 CAPITAL
  End of period
   equity to
   assets             5.47%      5.85%      6.10%      5.88%      5.67%
  Tier 1 capital
   to end of
   period assets      5.34%      5.68%      6.08%      5.88%      5.59%
  Book value
   per share    $     9.94 $    10.18 $    10.67 $    10.63 $    10.76

 ASSET QUALITY
  Gross loan
   charge-offs       1,980        404        220        314        323
  Net loan
   charge-offs       1,960        399        207        281        309
  Net loan
   charge-offs
   to avg loans
   (annualized)       3.90%      0.75%      0.38%      0.51%      0.54%
  Allowance for
   loan and
   lease losses       2,739      4,351     3,285       3,397     3,525
  Allowance for
   losses to
   total loans        1.38%      2.10%      1.51%      1.56%      1.57%
  Past due and
   nonaccrual
   loans
   (90 days)         5,992      5,860      5,257      4,264      3,625
  Past due and
   nonaccrual
   loans to
   total loans        3.02%      2.82%      2.40%      1.94%      1.61%
  Other real
   estate and
   repossessed
   assets            6,453      6,054      2,519      1,862      1,845
  NPA +90 day
   past due to
   total assets       4.66%      4.66%      3.03%      2.31%      1.96%

 END OF PERIOD
  BALANCES
  Loans            198,171    207,508    219,182    219,616    224,796
  Total earning
   assets          245,923    235,367    238,694    247,162    260,707
  Total assets     267,109    255,612    256,891    265,348    278,758
  Deposits         231,548    219,566    221,286    230,229    242,767
  Shareholders'
   equity           14,603     14,946     15,669     15,613     15,805

 AVERAGE
  BALANCES
  Loans            201,236    212,638    219,299    220,820    230,778
  Total earning
   assets          239,499    246,819    246,701    254,201    262,269
  Total assets     257,968    261,726    263,576    271,003    279,076
  Deposits         223,007    224,895    227,563    235,501    243,825
  Shareholders'
   equity           14,390     15,771     15,664     15,629     15,597

                    Community Shores Bank Corporation
               Condensed Consolidated Statements of Income
                               (Unaudited)

                                                 Three        Three
                                                 Months       Months
                                                 Ended        Ended
                                                03/31/09     03/31/08
                                               ----------   ----------

 Interest and dividend income
 Loans, including fees                         $3,171,300   $4,145,502
 Securities (including FHLB dividends)            261,069      215,494
 Federal funds sold and other interest income       5,695       84,377
                                               ----------   ----------
      Total interest income                     3,438,064    4,445,373
 Interest expense
 Deposits                                       1,679,238    2,352,255
 Repurchase agreements and federal funds
  purchased and other debt                          7,125       22,102
 Federal Home Loan Bank advances and notes
  payable                                         169,455      220,569
                                               ----------   ----------
      Total interest expense                    1,855,818    2,594,926

 Net interest Income                            1,582,246    1,850,447
 Provision for loan losses                        348,243      230,716
                                               ----------   ----------

 Net interest income after provision for loan
  losses                                        1,234,003    1,619,731
 Noninterest income
 Service charges on deposit accounts              224,376      231,083
 Gain on sale of loans                            101,290      144,763
 Gain on sale of securities                       129,107            0
 Gain (loss) on disposal of other real estate
  owned                                                 0      142,324
 Other                                            121,932      124,364
                                               ----------   ----------
      Total noninterest income                    576,705      642,534

 Noninterest expense
 Salaries and employee benefits                 1,121,402    1,222,387
 Occupancy                                        174,285      175,780
 Furniture and equipment                          168,572      171,562
 Advertising                                       18,731       25,229
 Data processing                                  122,182      114,473
 Professional services                            110,280      159,654
 Foreclosed asset impairment                       83,412            0
 Other                                            450,113      369,926
                                               ----------   ----------
      Total noninterest expense                 2,248,977    2,239,011

 Income before income taxes                      (438,269)      23,254
 Federal income tax expense                      (167,355)      (8,679)
                                               ----------   ----------
 Net Income                                    $ (270,914)  $   31,933
                                               ==========   ==========

 Weighted average shares outstanding            1,468,800    1,468,800
                                               ==========   ==========
 Diluted average shares outstanding             1,468,800    1,468,800
                                               ==========   ==========
 Basic income per share                        $    (0.18)  $     0.02
                                               ==========   ==========
 Diluted income per share                      $    (0.18)  $     0.02
                                               ==========   ==========

                   Community Shores Bank Corporation
            Condensed Consolidated Statements of Condition

                                March 31,   December 31,    March 31,
                                  2009          2008          2008
                              (Unaudited)    (Audited)    (Unaudited)
                              ------------  ------------  ------------

 ASSETS
 Cash and due from financial
  institutions                $  2,569,591  $  3,192,789  $  3,838,206
 Interest-bearing deposits in
  other financial institutions  19,988,716     2,479,012        89,297
 Federal funds sold                      0             0    15,800,000
                              ------------  ------------  ------------
   Total cash and cash
    equivalents                 22,558,307     5,671,801    19,727,503

 Securities
  Available for sale            20,753,522    18,769,970    13,399,249
  Held to maturity               6,605,141     6,609,620     6,623,055
                              ------------  ------------  ------------
   Total securities             27,358,663    25,379,590    20,022,304

 Loans held for sale             1,173,289     2,354,956     2,144,713

 Loans                         196,997,658   205,153,203   222,651,068
 Less: Allowance for loan
  losses                         2,739,408     4,350,903     3,524,600
                              ------------  ------------  ------------
   Net loans                   194,258,250   200,802,300   219,126,468

 Federal Home Loan Bank stock      404,100       404,100       404,100
 Premises and equipment,net     11,715,025    11,869,741    12,317,909
 Accrued interest receivable       948,609     1,004,552     1,061,760
 Other assets                    8,692,289     8,124,924     3,953,249
                              ------------  ------------  ------------
   Total assets               $267,108,532  $255,611,964  $278,758,006
                              ============  ============  ============

 LIABILITIES AND
  SHAREHOLDERS' EQUITY

 Deposits
   Non interest-bearing       $ 20,860,888  $ 19,135,831  $ 17,669,347
   Interest-bearing            210,686,901   200,429,709   225,097,928
                              ------------  ------------  ------------
     Total deposits            231,547,789   219,565,540   242,767,275

 Federal funds purchased and
  repurchase agreements          5,653,402     5,813,605     4,649,338
 Federal Home Loan Bank
  advances                       6,000,000     6,000,000     6,000,000
 Subordinated debentures         4,500,000     4,500,000     4,500,000
 Notes payable                   4,200,000     4,200,000     4,200,000
 Accrued expenses and other
  liabilities                      603,893       586,365       836,287
                              ------------  ------------  ------------
   Total liabilities           252,505,084   240,665,510   262,952,900

 Shareholders' Equity
   Preferred Stock, no par
    value: 1,000,000 shares
    authorized and none issued           0             0             0
   Common Stock, no par value:
    9,000,000 shares
    authorized, 1,468,800
    issued                      13,296,691    13,296,691    13,296,691
   Retained earnings               957,170     1,228,084     2,287,476
   Accumulated other
    comprehensive deficit          349,587       421,679       220,939
                              ------------  ------------  ------------

   Total shareholders' equity   14,603,448    14,946,454    15,805,106
                              ------------  ------------  ------------
   Total liabilities and
    shareholders' equity      $267,108,532  $255,611,964  $278,758,006
                              ============  ============  ============

CONTACT:  Community Shores Bank Corporation
          Heather D. Brolick, President and CEO
            1-231-780-1845
            hbrolick@communityshores.com
          Tracey A. Welsh, Senior Vice President and CFO
            1-231-780-1847
            twelsh@communityshores.com